Exhibit 10.18

Sales Contract

Party A: Zhenglian Technology (Shenzhen) Co., Ltd.

Address: Room 2001-2009, Haowei Technology Building, No. 2, Keji South 8th Road, High-Tech Zone Community, Yuehai Subdsitrict, Nanshan District, Shenzhen

Party B: Shenzhen Jisu Distributed Network Technology Co., Ltd.

Address: Room 4011, 4th Floor, Tower C, Zhongke Nanneng Building, No. 6 Yuexing 6th Road, High-Tech Zone Community, Yuehai Subdistrict, Nanshan District, Shenzhen

Article 1: Subject of the Contract

Party B acts as an agent for Party A, and Party A supplies the following products to Party B at the prices listed below. Party B is responsible for the marketing, sales, and customer service of the following products:

1.	Product Quotation

Product Item	Quantity	Unit Price (CNY)	Total Price (CNY)	Notes
Cloud Data Base Station Node Software V1.0
Total

2.	Note: All the above prices are tax-inclusive for agent procurement.

Article 2: Delivery and Payment

1.     Party B orders the products from Party A by sending an order (hereinafter referred to as “the order”). After Party B confirms the order, it shall remit the full purchase price of the ordered products to the designated bank account of Party A within 3 days of sending the order.

2.     Upon confirming receipt of the order signed by Party B’s authorized personnel and the corresponding payment, Party A shall provide the usable products or software copies to Party B within 3 working days.

3.     After Party B remits the full amount of the contract price to Party A’s designated bank account and Party A confirms the receipt, Party A shall deliver the contracted products to Party B in the manner agreed upon in this contract.

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Article 3: Product Warranty

The product warranty mentioned in this contract shall be handled as follows:

1.     After receiving the software payment in Party A’s designated account, Party A shall debug the software and deliver the software activation code and installation manual to Party B. Party B shall confirm the software is correctly activated and sign a receipt confirmation.

2.     The software license is a perpetual license, allowing Party B to operate the software in any independent third-party environment at any time and place after delivery.

3.     Party A provides one-year after-sales service, including technical support, maintenance, and automatic background upgrade service.

4.     For after-sales service beyond one year, the service price shall be separately negotiated by both parties as needed.

This product warranty provided by Party A to Party B is transferred to Party B along with the delivery of Party A’s products.

Article 4: Rights and Obligations

Rights and Obligations of Party A:

1.     Party A shall provide Party B with product documentation and other proprietary materials that Party A deems non-confidential and provide additional non-core confidential materials for sales promotion purposes.

2.     Party A shall provide mature and reliable products for Party B and offer comprehensive technical training and support.

3.     Party A guarantees that it holds the intellectual property rights for the products provided to Party B. Any disputes arising from these rights shall be solely borne by Party A.

4.     If any issue caused by Party A prevents the end-user from using the product or service normally, Party A shall promptly resolve the issue.

5.     After confirming Party B’s order and receiving the prepayment, Party A promises to provide usable products or software copies to Party B within 3 working days.

Rights and Obligations of Party B:

1.     Party B has the right to act as an agent for selling or promoting the products within the designated region and period.

2.     Party B must take necessary confidentiality measures for proprietary materials marked as confidential by Party A.

3.     Without Party A’s written permission, Party B shall not decrypt, decode, or add any functions to Party A’s software.

4.     Party B is fully responsible for all after-sales services to its customers for the promoted products of Party A.

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Article 5: Liability for Breach of Contract

Any party that violates any provision of this contract shall be deemed in breach of the contract.

Article 6: Exemption and Limitation of Liability

Exemption:

Both parties agree that they can be exempted from liability under the following circumstances:

1.	Force Majeure:

The affected party shall notify the other party in writing within 15 days, providing details of the incident and official proof or written documentation indicating the inability or need to delay performance of the contract. Obligations shall be suspended during the period of force majeure. Neither party shall claim any damages or losses from the other due to force majeure. If the force majeure lasts more than 30 days, both parties shall negotiate in good faith to decide whether to continue, delay, or terminate the contract.

Upon the cessation of the force majeure event, the affected party shall use its reasonable efforts to resume the performance of this contract as soon as possible, and the performance period of the affected party shall be extended accordingly.

Any delay or failure in the performance of any obligation under this contract due to force majeure shall not be considered a breach of contract, and neither party shall bear any liability for such breach.

2.	Other Exemptions:

Both parties agree that delays or failures due to the following reasons shall exempt the affected party from liability:

●	New or adjusted national laws and regulations

●	System failures caused by uncontrollable virus attacks

●	Network failures beyond the control of the parties

●	Hacker attacks

Limitation of Liability:

Both parties agree that that liability may be reduced under the following circumstances:

1.             If the breaching party has taken all reasonable measures to remedy the situation but the non-breaching party does not cooperate, or if the non-breaching party allows the situation to worsen, the breaching party’s liability can be reduced.

2.             System failures caused by virus attacks.

3.             Network failures.

4.             Hacker attacks.

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Article 7: Termination and Amendment of the Contract

1.     This contract becomes effective upon stamping and upon the receipt of funds in Party A’s designated account.

2.     If the customer of Party B requires additional functionality beyond the basic features of the ordered products, a supplementary agreement may be signed upon mutual agreement.

3.     Any party wishing to amend the contract must notify the other party in writing one month in advance, and amendments can only be made upon mutual agreement.

4.     If any party violates the terms of this contract, resulting in the inability to perform the contract, the other party has the right to terminate the agreement and claim compensation for economic losses.

5.     Any party deciding to terminate the contract must issue a written notice to the other party. The parties shall negotiate the termination in good faith. The contract shall be terminated within 30 days after reaching an agreement, and any outstanding amounts shall be settled.

6.     If the contract cannot be performed due to force majeure, the contract shall automatically terminate, and both parties must settle any outstanding amounts.

Article 8: Dispute Resolution

Any disputes arising from or related to this contract shall be resolved through friendly negotiation. If negotiation fails, both parties agree to submit the dispute to the People’s Court of the place where this contract is signed.

Article 9: Miscellaneous

This contract is made in two copies, each party holding one copy, both having the same legal effect.

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Party A: Zhenglian Technology (Shenzhen) Co., Ltd.

Bank: Bank of China Shenzhen, Shennan Branch

Account Number: XXXXXXXXXXXX

Signed by:

Date:

Party B: Shenzhen Jisu Distributed Network Technology Co., Ltd.

Signed by:

Date:

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